UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Compensation

On March 11, 2009, the Board of Directors (the “Board”) approved, based on the recommendation of the Compensation Committee of the Board, equity grants to the named executive officers of The Hain Celestial Group, Inc. (the “Company”), as part of a broader equity grant to senior management.

Irwin Simon (the Company’s Chief Executive Officer) was granted 300,000 options to purchase the Company’s common stock, in satisfaction of an existing Company obligation under his employment agreement. Mr. Simon previously waived his right under his employment agreement to a Black-Scholes severance payment in respect of this option grant if such payment had been triggered by his termination prior to the making of this grant.

The Board also determined that the Company’s other named executive officers should receive equity grants as follows:

•	Ira Lamel (Executive Vice President and Chief Financial Officer of the Company) was granted stock options with a Black-Scholes value of $750,000 on the date of grant (207,182 stock options).

•

John Carroll (Executive Vice President and Chief Executive Officer—Hain Celestial United States) was granted stock options with a Black-Scholes value of $1,000,000 on the date of grant (276,243 stock options).

•	Michael J. Speiller (Vice President—Finance and Chief Accounting Officer of the Company) was granted stock options with a Black-Scholes value of $120,000 on the date of grant (33,149 stock options).

All of the stock options were granted pursuant to the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan, at an exercise price of $11.76 per share (equal to the closing market price on March 11, 2009) with a 7-year term and will vest annually over 4 years.

In addition, the Board approved, based on the recommendation of the Compensation Committee of the Board, grants to other members of senior management aggregating 177,192 shares of restricted stock that will vest annually over 3 years.

On March 13, 2009, the Company approved a bonus of $110,000 for Michael J. Speiller for fiscal year 2008. As previously disclosed, Mr. Speiller was not appointed an executive officer until the fourth quarter of fiscal year 2008. Accordingly, Mr. Speiller was not eligible to participate in the annual cash incentive program for executive officers.

Board of Directors Compensation

On March 11, 2009, the Board approved, based on the recommendation of the Compensation Committee of the Board, a grant of 3,500 shares of restricted common stock to each of the Company’s directors (other than Mr. Simon). These shares were granted under the Company’s 2000 Directors Stock Plan and will vest annually over 3 years.

The forms of restricted stock agreement and notice of grant of restricted stock award under the 2000 Directors Stock Plan are attached as Exhibits 10.1 and 10.2 hereto, and are incorporated by reference herein.

Updated Summary Compensation Table Disclosure for Mr. Speiller

An updated version of the Summary Compensation Table disclosure for Mr. Speiller, reflecting the bonus described above, is below:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards (1)	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Michael J. Speiller Vice President and Chief Accounting Officer	2008	$266,667	$110,000	(3)	$75,875	—	—	—	$8,400	$460,942

(1)	Stock awards for fiscal year 2008 include the dollar amount recognized for financial statement reporting purposes with respect to such fiscal year, in accordance with SFAS No. 123(R). Please see Note 14 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 for more information.
(2)	The table below details the components of this column:

Name	Year	401(k) Plan Match (a)	Car Allowance	Total
Michael J. Speiller	2008	$—	$8,400	$8,400

(a)	The Company’s 401(k) match is calculated based upon the plan year, which is a calendar year. The Company has determined that there will be no matching contribution for the 2008 plan year.
(3)	Mr. Speiller was appointed as an executive officer on April 1, 2008. Because Mr. Speiller was not an executive officer at the beginning of fiscal year 2008, the Compensation Committee did not adopt performance measures for Mr. Speiller or review his compensation for fiscal year 2008.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement under the Company’s 2000 Directors Stock Plan

10.2	Form of Notice of Grant of Restricted Stock Award under the Company’s 2000 Directors Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2009

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/s/ Ira J. Lamel
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer